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                                                                    EXHIBIT 10.4

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                            SHAREHOLDER'S AGREEMENT



                                 By and Between



                           CANAAN ENERGY CORPORATION

                                      and

                              CERTAIN SHAREHOLDERS

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                            SHAREHOLDER'S AGREEMENT


          This Shareholder's Agreement (the "Agreement") is made as of the ___ day of __________, 2000, by and between Canaan Energy Corporation, an Oklahoma corporation (the "Company"), and Leo E. Woodard ("Woodard"), John Penton ("Penton"), Michael S. Mewbourn ("Mewbourn"), Thomas H. Henson ("Henson"), Dunning Family Limited Partnership ("Dunning"), Larry D. Hartzog ("Hartzog"), Michael C. Black, Trustee of the Michael C. Black Revocable Trust ("Black"), and Anthony Lasuzzo ("Lasuzzo"), (individually sometimes referred to herein as "Shareholder" and collectively sometimes referred to herein as "Shareholders"). Woodard, Penton, Mewbourn and Henson are sometimes collectively referred to herein as the "Coral Shareholders" and Dunning, Hartzog, Black, and Lasuzzo are sometimes collectively referred to herein as the "Indian Shareholders").

                                R E C I T A L S

          WHEREAS, the Coral Shareholders are the record and beneficial owners of all the shares of Common Stock of Coral Reserves, Inc. and Coral Reserves Energy Corporation (collectively the "Coral Combining Entities");

          WHEREAS, the Indian Shareholders are the record and beneficial owners of all the shares of Common Stock of Indian Oil Company, an Oklahoma corporation ("Indian");

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Shareholders are entering into a Plan of Combination and Agreement of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Shareholders will become owners of common stock, par value $.01 per share of the Company ("Common Stock"), in exchange for their respective shares of the Coral Combining Entities or Indian Common Stock as provided for in the Merger Agreement; and

          WHEREAS, the Merger Agreement further contemplates that the Company and the Shareholders shall enter into this Agreement which sets forth the understanding among the Company and the Shareholders, as to the matters set forth herein with respect to, among other things, the holding, acquisition and transfer of the Common Stock by the Shareholders and their Affiliates (as defined below) following consummation of the transactions contemplated by the Merger Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

            1. Certain Defined Terms.  As used in this Agreement, the following
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terms shall have the following meanings:

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          "Affiliate" shall have the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and with respect to Dunning, Hartzog and Black shall include Cibola Corporation.

          "beneficially own" shall have the meaning set forth in Rule 13d-3, as in effect on the date hereof, under the Exchange Act.

          "Board" shall mean the Board of Directors of the Company.

          "Effective Time" shall mean the Effective Time as defined in the Merger Agreement.

          "Employee Plan" shall mean any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any directors, officers or other employees of the Company.

          "Family Member" shall mean the Shareholder's spouse and his or her lineal descendants, and a trust, the income or principal of which is or may be distributed exclusively to the Shareholder or one of the foregoing and any business entity, the owners of which are any of the foregoing.

          "Group" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

          "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Company Stock" shall mean the Common Stock of the Company.

          2.   Additional Purchases.  The Shareholders covenant and agree that
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during the term of this Agreement, the Shareholders and each of their Affiliates and Family Members shall not, directly or indirectly, alone or through or with others, acquire in any given three (3) month period an amount of shares of Company Stock which exceeds one percent (1%) of the total voting power of shares of Company Stock then outstanding, except:

               (a) if the acquiring Shareholder, Affiliate or Family Member makes a written notice of an offer to the other parties hereto of an opportunity to buy their pro rata share of such amount of Company Stock which exceeds one percent (1%) of the total voting power of the shares outstanding, on the same terms as the acquiring Shareholder, Affiliate or Family Member, which offer shall remain open for five (5) business days and if one of the parties hereto fails to

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accept this offer, the other parties hereto can purchase such pro rata share of those shares not purchased;

               (b)  such acquisition is from an Affiliate or Family Member; or

               (c) such acquisition is from the Company pursuant to an Employee Plan.

           3.  Sales and Other Dispositions.
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              (a) The Shareholders covenant and agree that during the term of this Agreement, without the prior written consent of the Company approved by two-thirds of the directors of the Company, neither they nor any of their Affiliates or Family Members shall sell, transfer, hypothecate, pledge or otherwise dispose of any shares of Company Stock except:

                  (i)    to the Company;

                  (ii) in sales or distributions to any Person or Group in amounts not to exceed one percent (1%) of the total voting power of shares of Company Stock then outstanding in any given three (3) month period, so long as any such sale, to the knowledge of the selling Shareholder, would not result in such Person or Group acquiring such Company Stock beneficially owning in the aggregate more than 10% of the total voting power of shares of Company Stock then outstanding;

                  (iii) pursuant to a bona fide pledge of, or granting of a security interest, in the Company Stock owned by the Shareholders and their Affiliates or Family Members to an institutional lender for money borrowed or pursuant to the foreclosure of any such pledge or security interest; provided, however, that either (A) such pledge relates to no more than an aggregate of 4% of the outstanding shares of Company Stock, or (B) such lender (a "Lender") prior thereto acknowledges in a writing reasonably satisfactory to the Company that it has received a copy of this Agreement and agrees to be bound by all of the provisions hereof;

                  (iv) to an Affiliate of a Shareholder or a Family Member, if such Affiliate or Family Member acknowledges in writing reasonably satisfactory to the Company that it has received a copy of this Agreement and agrees to be bound by all its provisions with respect to the Company Stock as if he, she or it was the Shareholder;

                  (v) pursuant to a merger or consolidation in which the Company is acquired, or a plan of liquidation of the Company; or

                  (vi)   any sale complying with the provisions of Section 3(b).

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          (b)  In connection with any proposed sale of Company Stock not permitted by Section 3(a)(i) through (v), the Shareholder proposing to make such a transfer or sale must first give written notice to the Company of such Shareholder's intent to sell such shares of Company Stock and the specific terms and conditions of such proposed sale or transfer. Upon receipt of such notice, the Company shall have the first option to purchase all (but no less than all) of such shares of Company Stock on the same terms and under the same conditions as set forth in the notice ("Company Option"). The Company shall have two (2) business days to exercise its option to purchase such shares of Company Stock pursuant to the Company Option. If the Company elects to exercise the Company Option, the Company shall be required to pay for the shares of Company Stock acquired under the Company Option within ten (10) days of the exercise of the Company Option. If the Company fails to pay, the shares of Company Stock proposed to be sold shall be released from this Agreement and may be sold or transferred at any time thereafter without regard to the terms hereof. If the Company fails to exercise the Company Option or notifies the Shareholder of its intent to waive its right to exercise the Company Option, the Shareholder proposing to transfer or sell the shares of Company Stock is free to transfer or sell such shares of Company Stock for not less than the purchase price and for not more favorable terms to the purchaser than as were offered to the Company in the Company Option for a period of sixty (60) days thereafter. Upon the expiration of such sixty (60) day period, a Shareholder wishing to make such sale or disposition again must comply with this Section 3(b).

          (c) Any purported sale or transfer of Company Stock not in compliance with Section 3 of this Agreement during the term hereof shall be void and of no force or effect and the Company shall not be required to transfer any Company Stock to the new purported owner or recognize it as a Shareholder for any purpose. The Company shall include the legend set forth in Section 3(d) on all certificates representing shares of Company Stock subject to this Agreement and shall notify the Transfer Agent of the Company Stock of this restriction.

          (d) Any certificates nor or hereafter issued by the Company to represent shares of Company Stock which are subject to this Agreement shall be endorsed with a legend reading substantially as follows:

          Any sale, assignment, transfer or other disposition of Common Stock represented by this certificate is restricted by and subject to the terms and provisions of the Shareholders Agreement, dated __________, 2000. Any transferee, including a lender, taking the Common Stock represented by this Certificate as collateral, is subject to all the restrictions and duties contained in such Agreement. A copy of such Agreement is on file with the Secretary of the Company. By acceptance of this Certificate the holder hereof agrees to be bound by the terms of such Agreement.

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           4.  Representations; Covenants.
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               (a) The Company represents and warrants that it has the requisite corporate power to enter into this Agreement, that it has duly authorized, executed and delivered this Agreement and that the Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               (b)  Each Shareholder represents and warrants that:

                    (i) he or it has the requisite power to enter into this Agreement, that he or it has duly executed this Agreement and that this Agreement constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder and his or its Affiliates in accordance with its terms; and

                    (ii) except for the Shareholder and his or its Affiliates, no other Person, corporation, entity or association is, or may be deemed to be, a member of a Group which includes the Shareholder or any of his or its Affiliates with respect to the Company Stock.

               (c) Each Shareholder agrees that (i) he or it will not permit any Company Stock to be owned by any Affiliates of the Shareholder unless either
(a) the Shareholder owns at least a majority of the outstanding securities of such Affiliate which are ordinarily entitled to vote for the election of directors or others performing similar functions with respect to such Affiliate or (B) with respect to an Affiliate that is a trust or partnership, the Shareholder otherwise controls, or has the authority to control, such Affiliate in the Shareholder's capacity as a trustee or general partner, as the case may be, of such Affiliate, and (ii) that he or it will not sell or otherwise dispose of any voting securities of any Affiliate of the Shareholder which owns Company Stock so as to reduce its actual or potential (assuming the conversion of any such convertible securities) ownership of the outstanding voting securities of such Affiliate to below 50.1%, unless either (A) prior thereto the shares of Company Stock held by such entity are transferred to the Shareholder or one or more of his or its Affiliates in which the Shareholder owns at least a majority of the outstanding securities which are ordinarily entitled to vote for the election of directors or other performing similar functions with respect to such Affiliate or (B) with respect to an Affiliate that is a trust or partnership, such transfer will not result in the loss of control, or the loss of the authority to control, such Affiliate in the Shareholder's capacity as a trustee or general partner, as the case may be, of such Affiliate.

           5.  Term of Agreement; Amendments.
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               (a)  This Agreement shall be in full force and effect for a term of five (5) years following the Effective Time (as defined in the Merger Agreement), which five (5) year period shall constitute the term of this Agreement. This Agreement shall be binding on the parties hereto and their successors and assigns.

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               (b)  Neither this Agreement nor any provision hereof may be amended or waived orally or in writing, except by a writing signed by the parties hereto and approved by two-thirds of the Board;

          6.   Termination.  This Agreement may be terminated under Section 5(a)
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or upon the mutual written agreement of all the parties hereto.

          7.   Specific Enforcement.  The Shareholders acknowledge and agree
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that the Company and its Shareholders (including the Shareholders executing this
Agreement) would be irreparably injured in the event that any provision of this Agreement is breached or not performed by the Shareholders and their Affiliates in accordance with its specific terms. Accordingly, it is agreed that each party shall be entitled to temporary and permanent injunctive relief with respect to each and any breach or purported repudiation of this Agreement by the other and to specifically enforce strict adherence to this Agreement and the terms and provisions hereof against the other in any action instituted in a court of competent jurisdiction, in addition to any other remedy which such aggrieved party may be entitled to obtain. Moreover, in the event of the breach of any of the provisions of this Agreement, timeliness in obtaining relief is of the essence.

           8.  Miscellaneous.
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               (a)  Notices.  All notices and other communications provided for
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herein shall be in writing and shall be delivered by hand, by facsimile, telecopied or sent by certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth below (or in such other manner for a party as shall be specified in a notice given in accordance with this Section 8(a)):

                    (i)  if to the Company, to:

                         Leo E. Woodard
                         119 North Robinson
                         Suite 600
                         Oklahoma City, Oklahoma  73102
                         Phone: (405) 232-3222
                         Fax:  (405) 232-2226

                    (ii) if to the Shareholders, to such Shareholder's most current address on record with the Company.

All such notices shall be conclusively deemed to be received and shall be effective, if sent by facsimile, hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice was mailed.

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          (b)  Expenses.  Except as otherwise provided herein, all costs and
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expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

          (c)  Successors and Assigns.  This Agreement shall inure to the
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benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by the Shareholder without the prior written consent of all the parties hereto.

          (d)  Third Party Beneficiaries.  Nothing expressed or implied in this
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Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement.

          (e)  Entire Agreement.  This Agreement is intended by the parties to
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be a final expression of their Agreement and a complete and exclusive statement of their Agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (f)  Severability.  In the event that any provision contained herein,
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or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (g)  Waiver; Remedies.  No delay on the part of any party hereto in
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exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          (h)  Attorneys' Fees.  In any action at law or in equity brought to
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enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

          (i)  Waiver of Jury Trial.  The Company and the Shareholder hereby
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irrevocably waive all right to trial by jury in any action or proceeding
(whether based on contract, tort or otherwise) arising out of or relating to this Agreement.

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          (j)  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Oklahoma applicable to agreements made and to be performed entirely within that State.

          (k)  Headings.  The headings in this Agreement are for convenience of
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reference only and shall not limit or otherwise affect the meaning hereof.

          (l)  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          (m)  Action as Director.  Notwithstanding the restrictions contained
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in this Agreement, actions taken by the Shareholders as members of the Board pursuant to his responsibilities in such capacity shall not be deemed to violate this Agreement.

          (n) Gender and Number.  Whenever required by the context, as used in
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this Agreement, the singular number shall include the plural and vice versa and pronouns of whatever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in their individual capacity or caused it to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first written above.



COMPANY:                      CANAAN ENERGY CORPORATION

                              By: _________________________________________
                              Name: Leo E. Woodard
                              Title:   Chairman and Chief Executive Officer



SHAREHOLDERS:
                              _____________________________________________
                              Leo E. Woodard


                              _____________________________________________
                              John Penton


                              _____________________________________________
                              Michael S. Mewbourn

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                              _____________________________________________
                              Thomas H. Henson


                              DUNNING FAMILY LIMITED PARTNERSHIP

                              By: Dunning Management, L.L.C.

                              By:
                              _____________________________________________
                                    Richard R. Dunning, Manager



                              _____________________________________________
                              Larry D. Hartzog



                              _____________________________________________
                              Michael C. Black, as Trustee of the Michael C. Black Revocable Trust



                              _____________________________________________
                              Anthony Lasuzzo

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